Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of US Oncology, Inc. of our report dated February 26, 2004 relating to the financial statements and financial statement schedules of US Oncology, Inc., which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 17, 2004